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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               UNITY BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               NEW JERSEY                                        22-3282551
        -----------------------                              -------------------
        (State of incorporation                               (I.R.S. employer
            or organization)                                 identification no.)



 64 OLD HIGHWAY 22, CLINTON, NEW JERSEY                            08809
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(Address of principal executive offices)                         (zip code)

If this form relates to the                       If this form relates to the
registration of a class of                        registration of a class of
debt securities and is                            debt securities and is to
effective upon filing                             become effective simulta-
pursuant to General                               neously with the effectiveness
Instruction A(c)(1) please                        of a concurrent registration
check the following box. [ ]                      statement under the Securities
                                                  Act of 1933 pursuant to
                                                  General Instruction A(c)(2)
                                                  please check the following
                                                  box. [ ]



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered:                             each class is to be registered:
----------------------------                     -------------------------------
Warrants, each Warrant
entitling the holder thereof
to purchase one share of
Common stock, no par value                       American Stock Exchange



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


          ------------------------------------------------------------
                                (Title of class)


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                             Exhibit Index at Page 4



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered are the warrants (the "Warrants") of Unity Bancorp, Inc., a Delaware corporation (the "Company"), each Warrant entitling the holder thereof to purchase one share of the Company's common stock, no par value. The Company incorporates by reference the description of the Warrants set forth under the caption "DESCRIPTION OF THE COMPANY'S SECURITIES---Warrants" in the prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-12565) filed by the Company with the Securities and Exchange Commission on September 24, 1996.


ITEM 2. EXHIBITS.

Exhibit No.                                 Name of Document
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    1                                  Form of Warrant Certificate*

    2                                  Warrant Agreement*

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* Incorporated by reference to the Registrant's Registration Statement on
  Form SB-2 (Registration No. 333-12565) filed by the Company with the Securities and Exchange Commission on September 24, 1996.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant is duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            UNITY BANCORP, INC.



Date:  June ___, 1997                       By: /s/ JAMES HYMAN
                                                --------------------------------
                                                Name:  James Hyman
                                                Title: President


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